     As filed with the Securities and Exchange Commission on April 23, 1999

                                                     REGISTRATION NO. 333-76617

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                               AMENDMENT NO. 1 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                            VULCAN MATERIALS COMPANY
             (Exact name of registrant as specified in its charter)

                                                       63-0366371
     NEW JERSEY                      (I.R.S. Employer Identification Number)
  (State of Incorporation)
                             1200 URBAN CENTER DRIVE
                            BIRMINGHAM, ALABAMA 35242
                                 (205) 298-3000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               AMY M. TUCKER, ESQ.
                             1200 URBAN CENTER DRIVE
                            BIRMINGHAM, ALABAMA 35242
                                 (205) 298-3000
                              (205) 298-2960 (FAX)

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                           CALCULATION OF REGISTRATION FEE
---------------------------- -------------------- ----------------------- ----------------------- -----------------------
                                                     Proposed Maximum        Proposed Maximum
   Title of Shares to be        Amount to be        Offering Price Per      Aggregate Offering          Amount of
        Registered               Registered              Share(1)                Price(1)          Registration Fee(1)(2)
---------------------------- -------------------- ----------------------- ----------------------- -----------------------
  Common Stock, $1.00 par      242,154 shares             $42.94              $10,398,092.76            $2,890.67
      value per share
---------------------------- -------------------- ----------------------- ----------------------- -----------------------


(1) Pursuant to Rule 457(c), the proposed maximum offering price per share and registration fee are based upon the average of the high and low prices of the Registrant's Common Stock on April 16, 1999, as reported on the New York Stock Exchange.


(2) This filing fee was paid on April 20, 1999.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                   PROSPECTUS

                            VULCAN MATERIALS COMPANY
                             1200 Urban Center Drive
                            Birmingham, Alabama 35242
                                 (205) 298-3000

                                242,154 Shares Of
                                  Common Stock
                                 ---------------


          This Prospectus relates to 242,154 shares of common stock, $1.00 par value per share of Vulcan Materials Company. All of the shares were acquired by the former shareholders of Rock Products, Inc., an Arkansas corporation from us in connection with our acquisition of Rock Products. These shares may be officered and sold from time to time by the selling shareholders. We will not receive any of the proceeds from the sale of the shares. We will bear the costs relating to the registration of the shares, which we estimate to be $6,890.67.

         Our stock is traded on the New York Stock Exchange under the symbol "VMC." On April 16, 1999, the last sales price for the Common Stock as reported on the New York Stock Exchange composite tape was $43.4375 per share.

                                 ---------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS TO BE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------


                 The date of this Prospectus is April 23, 1999.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US


         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You can also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

         Our common stock is listed on the New York Stock Exchange. You can inspect the reports and other information we file at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.


         The SEC allows us to "incorporate by reference" into this prospectus information contained in the documents we file with the SEC. This means that we can disclose important information to you by referring you to our SEC filings. The information contained in our SEC filings is an important part of this prospectus. Because this information is important, you should read it before you invest in our common stock. We are incorporating by reference the following documents which we have filed with the SEC (file number 1-4033):

         1. Our annual report on Form 10-K for the year ended December 31, 1998;

         2. Our current reports on Form 8-K dated January 19, 1999 and February 11, 1999, and our amended current report on Form 8-K/A dated March 19, 1999; and

         3. Our definitive proxy statement for the annual meeting of shareholders filed on March 31, 1999.


         We are also incorporating into this prospectus any documents that we file the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus. Information contained in the documents that we file later with the SEC will automatically update and supersede the information contained in this prospectus or in the documents listed above. As a result, you should read all of the filings that we make with the SEC after April 23, 1999.


         You may request a copy of these SEC filings, at no cost, by writing or calling:

                             William F. Denson, III
                     Senior Vice President-Law and Secretary
                            Vulcan Materials Company
                             1200 Urban Center Drive
                            Birmingham, Alabama 35242
                            Telephone: (205) 298-3000

         You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to give you different information.

                        SUMMARY INFORMATION ABOUT VULCAN

         We are principally engaged in the production, distribution and sale of construction materials and industrial and specialty chemicals. We are the largest producer of construction aggregates in the United States and are one of the nation's leading producers of chemicals. We have our own operations, and we also operate though subsidiaries. Our principal executive offices are located at 1200 Urban Center Drive, Birmingham, Alabama 35242, and our telephone number is
(202) 298-3000. A more detailed description of our business and our subsidiaries is contained in the documents that we have incorporated by reference in this prospectus, which are listed under the heading "Where You Can Find More Information About Us."

                                 USE OF PROCEEDS

         All net proceeds from the sale of the shares covered by this prospectus will go to the selling shareholders who offer and sell their shares. We will not receive any proceeds from the sale of the shares by the selling shareholders.

                      SELLING SHAREHOLDERS AND DISTRIBUTION

         All of the shares of common stock registered for sale under this prospectus are owned by the selling shareholders. All of the shares offered by the selling shareholders were acquired when we purchased the assets of Rock Products. The shares held by the selling shareholders do not exceed one percent of our outstanding shares of common stock. The names of the selling shareholders and the amount of shares owned by each are set forth in the following table:



                                                 Shares Beneficially Owned
              Selling Shareholder                  Prior to Offering (1)
              -------------------                  ---------------------
                                         Number (1)                         Percent
                                         ----------                         -------
    Bill Lynwood Johnston, Jr.             154,257                            (2)
    Benjamin A. Johnston                    43,101                            (2)
    Matthew W. Johnston                     44,796                            (2)

    1) All share ownership information was provided to us by the selling shareholders.
    (2) Less than 1% of total Vulcan common stock outstanding.

         In the past three years, none of the selling shareholders has had a material relationship with us, except that Bill Johnston is a non-officer employee of ours.

         The selling shareholders may sell the shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. In addition, the selling shareholders may sell some or all of their shares through:

         - a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

         - purchase by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

         - ordinary brokerage transactions and transactions in which a broker solicits purchasers.

         When selling the shares, the selling shareholders may enter into hedging transactions. For example, the selling shareholders may:

         - enter into transactions involving short sales of the shares by broker-dealers;

         - sell shares short themselves and redeliver such shares to close out their short positions;

         - enter into option or other types of transactions that require the selling shareholder to deliver shares to a broker-dealer, who will then recall or transfer the shares under this prospectus; or

         - loan or pledge the shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

         The selling shareholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the selling shareholders may allow other broker-dealers to participate in resales. However, the selling shareholders and any broker-dealers involved in the sale or resale of the shares may qualify as "underwriters" within the meaning of the Section 2(a)(11) of the Securities Act of 1933. In addition, the broker-dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the 1933 Act. If the selling shareholders qualify as "underwriters," they will be subject to the prospectus delivery requirements of
Section 5(b)(2) of the 1993 Act.

         In addition to selling their shares under this prospectus, the selling shareholders may:

         - agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the shares, including liabilities arising under the 1933 Act;

         - transfer their shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

         - sell their shares under Rule 144 of the 1933 Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.


                       LEGAL OPINION REGARDING THE SHARES


         William F. Denson, III, our Senior Vice President-Law and Secretary, will issue a legal opinion on our behalf about the validity of the shares offered by this prospectus. As of February 28, 1999, Mr. Denson beneficially owned 24,003 shares of our common stock, held awards of 10,890 shares of our common stock under a long-range performance share plan, held stock options for the purchase of 77,775 shares of our common stock under a long-term incentive plan, and held 31,905 shares of our common stock under a thrift plan for salaried employees.


                                     EXPERTS

         The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated in this prospectus by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

================================================================================


YOU SHOULD RELY ONLY ON THE INFORMATION THAT WE INCORPORATE BY REFERENCE OR PROVIDE IN THIS PROSPECTUS AND ANY AMENDMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE, INCLUDING ANY UNDERWRITER, DEALER OR SALESPERSON, TO GIVE YOU DIFFERENT INFORMATION. IF ANYONE ELSE GIVES YOU DIFFERENT INFORMATION, YOU SHOULD NOT RELY ON IT. THIS PROSPECTUS DOES NOT OFFER TO SELL THE SHARES IN ANY CIRCUMSTANCE OR IN ANY PLACE WHERE IT WOULD BE UNLAWFUL. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS, REGARDLESS OF WHEN THIS PROSPECTUS IS DELIVERED OR THE SHARES ARE SOLD.







                                TABLE OF CONTENTS

                                                               Page
                                                               ----
Where You Can Find More Information
  About Us .................................................    2
Summary Information about Vulcan ...........................    2
Use of Proceeds ............................................    2
Selling Shareholders and Distribution ......................    3
Legal Opinion Regarding the Shares .........................    4
Experts ....................................................    4




================================================================================



================================================================================


                                VULCAN MATERIALS
                                     COMPANY





                                242,154 Shares Of
                                  Common Stock







                                 April 23, 1999











================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses in connection with the distribution of common stock are set forth in the following table. All amounts except the Securities and Exchange Commission registration fee are estimated. We will bear all expenses in connection with the registration and sale of the shares being offered by the selling shareholders, except to the expenses related to special audits incident to or required by this registration, discounts, concessions or commissions to underwriters, agents or broker-dealers and fees and expenses of counsel which shall be paid by the selling shareholders.

Securities and Exchange Commission...........................  $2,890.67
Legal fees and expenses......................................   2,000.00
Accountants' fees and expenses...............................   2,000.00
                                                               ---------

         Total...............................................  $6,890.67

ITEM 15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 14A:3-5 of the New Jersey Business Corporation Act empowers a New Jersey corporation to indemnify present and former directors, officers, employees or agents of the corporation and certain other specified persons.
Article IV of the By-Laws of the Registrant provides as follows:

                  (a) Subject to the provisions of this Article IV, the corporation shall indemnify the following persons to the fullest extent permitted and in the manner provided by and the circumstances described in the laws of the State of New Jersey, including Section 14A:3-5 of the New Jersey Business Corporation Act and any amendments thereof or supplements thereto:

                           (i) any person who is or was a director, officer,
                  employee or agent of the corporation;

                           (ii) any person who is or was a director, officer,
                  employee or agent of any constituent corporation absorbed by the corporation in a consolidation or merger, but only to the extent that (a) the constituent corporation was obligated to indemnify such person at the effective date of the merger or consolidation or (b) the claim or potential claim of such person for indemnification was disclosed to the corporation and the operative merger or consolidation documents contain an express agreement by the corporation to pay the same;

                           (iii) any person who is or was serving at the request
                  of the corporation as a director, officer, trustee, fiduciary, employee or agent of any other domestic or foreign corporation, or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not for profit; and

                           (iv) the legal representative of any of the foregoing
                  persons (collectively, a "Corporate Agent").

                  (b) Anything herein to the contrary notwithstanding, the corporation shall not be obligated under this Article IV to provide indemnification (i) to any bank, trust company, insurance company, partnership or other entity, or any director, officer, employee or agent thereof or (ii) to any other person who is not a director, officer or employee of the corporation, in respect of any service by such person or entity, whether at the request of the corporation or by agreement therewith, as investment advisor, actuary, custodian, trustee, fiduciary or consultant to any employee benefit plan.

                  (c) To the extent that any right of indemnification granted hereunder requires any determination that a Corporate Agent shall have been successful on the merits or otherwise in any Proceeding (as hereinafter defined) or in defense of any claim, issue or matter therein, the Corporate Agent shall be deemed to have been "successful" if, without any settlement having been made by the Corporate Agent, (i) such Proceeding shall have been dismissed or otherwise terminated or abandoned without any judgment or order having been entered against the Corporate Agent, (ii) such claim, issue or other matter therein shall have been dismissed or otherwise eliminated or abandoned as against the Corporate Agent, or (iii) with respect to any threatened Proceeding, the Proceeding shall have been abandoned or there shall have been a failure for any reason to institute the Proceeding within a reasonable time after the same shall have been threatened or after any inquiry or investigation that could have led to any such Proceeding shall have been commenced. The Board of Directors or any authorized committee thereof shall have the right to determine what constitutes a "reasonable time" or an "abandonment" for purposes of this paragraph
         (c), and any such determination shall be conclusive and final.

                  (d) To the extent that any right of indemnification granted hereunder shall require any determination that the Corporate Agent has been involved in a Proceeding by reason of his or her being or having been a Corporate Agent, the Corporate Agent shall be deemed to have been so involved if the Proceeding involves action allegedly taken by the Corporate Agent for the benefit of the corporation or in the performance of his or her duties or the course of his or her employment for the corporation.

                  (e) If a Corporate Agent shall be a party defendant in a Proceeding, other than a Proceeding by or in the right of the corporation, and the Board of Directors or a duly authorized committee of disinterested directors shall determine that it is in the best interests of the corporation for the corporation to assume the defense of any such Proceeding, the Board of Directors or such committee may authorize and direct that the corporation assume the defense of the Proceeding and pay all expenses in connection therewith without requiring such Corporate Agent to undertake to pay or repay any part thereof. Such assumption shall not affect the right of any such Corporate Agent to employ his or her own counsel or to recover indemnification under this By-law to the extent that he may be entitled thereto.

                  (f) As used herein, the term "Proceeding" shall mean and include any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

                  (g) The right to indemnification granted under this Article IV shall not be exclusive of any other rights to which any Corporate Agent seeking indemnification hereunder may be entitled.


         The Company maintains directors and officers liability insurance which insures against liabilities that directors and officers of the Company may incur in such capacities.

ITEM 16           EXHIBITS


Exhibit
Number                            Description of Exhibit
------                            ----------------------

3(i) Certificate of Incorporation (Restated 1988) of the Company filed as Exhibit 3(a) to the Company's 1998 Form 10-K Annual
                  Report (File No. 1-4033).*

3(ii) By-laws of the Company, as restated February 2, 1990, and as last amended February 11, 1998, filed as Exhibit 3(ii) to the Company's 1998 Form 10-K Annual Report (File No. 1-4033).*

5                 Opinion of William F. Denson, III.**

23.1              Consent of Deloitte & Touche LLP.**

23.2              Consent of William F. Denson, III (included in Exhibit 5).**

24                Powers of Attorney.**


 *Incorporated by reference.

**Previously filed.

ITEM     17.      UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:


                  (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and


                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


                   provided, however, that paragraphs (a)(1)(i) and(a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.


                         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                         (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by
         Section 10(a)(3) of the 1933 Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, the financial statements required pursuant to this paragraph
         (a)(4) and other information necessary to insure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to Registration Statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the 1933 Act or Rule 3-19 of this Chapter if such financial statements and information are contained in periodic reports filed with or furnished with the Commission by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Form F-3.


         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, as of April 23, 1999.





                                        VULCAN MATERIALS COMPANY



                                        By:   /s/  Donald M. James
                                             ------------------------------
                                                    Donald M. James
                                            Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of April 23, 1999.




         Signatures                             Title                                                 Date
         ----------                             -----                                                 ----

    /s/ D. M. James                      Chairman, Chief Executive Officer and Director             April 23, 1999
-------------------------------------     (Principal Executive Officer)
         D.M. James

    /s/ P. J. Clemens                    Executive Vice President, Finance and Administration       April 23, 1999
-------------------------------------      and Treasurer
         P.J. Clemens, III               (Principal Financial Officer)

    /s/ E.A. Khan                        Vice President and Controller                              April 23, 1999
-------------------------------------     (Principal Accounting Officer)
         E.A. Khan

The following directors:

             *                           Director
------------------------------------
     Marion H. Antonini

             *                           Director
------------------------------------
     Livio D. Desimone

             *                           Director
------------------------------------
     A. Frederick Gerstell

             *                           Director
------------------------------------
     John K. Greene

             *                           Director
------------------------------------
     Douglas J. McGregor

             *                           Director
------------------------------------
     Ann D. McLaughlin

             *                           Director
------------------------------------
     James V. Napier

             *                           Director
------------------------------------
     Donald B. Rice

             *                           Director
------------------------------------
     Herbert A. Sklenar

             *                           Director
------------------------------------
     Orin R. Smith


*By:  /s/ William F. Denson                                                                         April 23, 1999
     -------------------------------
      William F. Denson, III
      Attorney-in-Fact for each of
      the ten directors listed above